UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 8, 2008

NEXCEN BRANDS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-27707	20-2783217
(Commission File Number)	(IRS Employer Identification No.)

1330 Avenue of the Americas, 34th Floor, New York, NY	10019-5400
(Address of Principal Executive Offices)	(Zip Code)

(212) 277-1100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On August 8, 2008, NexCen Brands, Inc. (the “Company”), certain of its subsidiaries, and BTMU Capital Corporation (“BTMUCC”), the Company’s lender, entered into a letter agreement that amends the July 17, 2008 letter agreement among them by extending the forbearance period to August 15, 2008. The terms and conditions of the July 17, 2008 letter agreement, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on July 18, 2008, otherwise continue in effect. The Company and BTMUCC continue to work on finalizing agreements to effect a comprehensive restructuring of the Company’s borrowing facility, and the Company expects such agreements to be completed next week.

The statement that the Company expects to complete final agreements to effect a comprehensive restructuring of its borrowing facility is a “forward-looking statement,” as such term is used in the Securities Exchange Act of 1934, as amended. It is based on current expectations and assumptions, which are subject to risks and uncertainties, and is not a guarantee of future results. Actual results could differ materially from those expressed in, or implied by, this forward-looking statement. There can be no assurance that the “expected” events identified in this forward-looking statement will occur next week or at all.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on August 8, 2008.

NEXCEN BRANDS, INC.

By:	/s/ Kenneth J. Hall
Kenneth J. Hall
Its: Executive Vice President, Chief Financial Officer and Treasurer